AMENDMENT ONE
DATED JUNE 1, 2016 TO
INVESTMENT SUBADVISORY AGREEMENT
 for MML Mid Cap Value Fund

       WHEREAS,  Massachusetts Mutual Life
Insurance Company ("MassMutual") and American
Century Investment Management, Inc. (the
"Subadviser") entered into an Investment Subadvisory
Agreement (the "Agreement"), effective as of June 1,
2012 relating to the MML Mid Cap Value Fund (the
"Fund"); and

       WHEREAS, MassMutual assigned the
Agreement to its wholly-owned affiliate, MML
Investment Advisers, LLC (MML Advisers), effective
April 1, 2014; and

       WHEREAS, Section 15 of the Agreement
permits the Agreement to be amended by a written instrument approved in writing by both parties; and

       WHEREAS, language regarding the definition of Aggregate Assets was inadvertently omitted from the Agreement; and

       WHEREAS, the parties intended that Aggregate
Assets include the assets of certain other funds or accounts of MML Advisers or its affiliates for which the Subadviser provides investment advisory services and which have substantially the same investment objectives, policies and investment strategies, including the MassMutual Select Mid-Cap Value Fund, for which the
Subadviser began providing investment advisory services pursuant to an Investment Subadvisory
Agreement effective September 9, 2015;

	NOW THEREFORE, IT IS AGREED THAT:

1.	Capitalized terms used herein but
not otherwise defined shall have the
meanings given to those terms in the
Agreement.

2.	Section 4 - Retroactive to
September 9, 2015, Compensation
of the Subadviser is replaced in its
entirety with the following: [__].

3.	Except as expressly amended
hereby, all provisions of the
Agreement remain in full force and
effect and are unchanged in all other
respects.

4.	This Amendment may be executed
in one or more counterparts, each of
which shall be deemed to be an
original and, all of which, when
taken together, shall constitute one
and the same instrument.



       IN WITNESS WHEREOF, the parties hereto
intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of the day and year first above written.


MML INVESTMENT ADVISERS, LLC

AMERI
CAN
CENT
URY
INVES
TMEN
T
	MANA
GEME
NT,
INC.

By: /s/ Brian Haendiges				By: /s/
Otis H. Cowan
Name: Brian Haendiges				Name:
Otis H. Cowan
Title:  Vice President  				Title:
Vice President


Acknowledged and Agreed:

MML SERIES INVESTMENT FUND on behalf of
MML Mid Cap Value Fund



By:  /s/ Nicholas Palmerino
Name:  Nicholas Palmerino
Title:    CFO and Treasurer




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MML Series Investment Fund
For Period Ending 6/30/16
Item 77Q1. Exhibit (2)